Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FIRST QUARTER RESULTS

MONDOVI, Wis., April 16, 2025 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $4.3 million, or 5 cents per diluted share, for the first quarter ended March 31, 2025, compared with $9.6 million, or 12 cents per diluted share, for the first quarter of 2024.

Operating revenue was $223.2 million for the first quarter of 2025 compared with $249.7 million for the first quarter of 2024. Excluding fuel surcharges, operating revenue was $195.8 million for the 2025 quarter compared with $215.7 million for the 2024 quarter. Fuel surcharge revenue decreased to $27.4 million for the 2025 quarter from $33.9 million for the 2024 quarter.

Operating income was $5.9 million for the first quarter of 2025 compared with $12.3 million for the first quarter of 2024.

Operating expenses as a percentage of operating revenue were 97.4% for the 2025 first quarter and 95.1% for the 2024 first quarter. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 97.0% for the 2025 first quarter and 94.3% for the 2024 first quarter.

Executive Chairman Randolph L. Marten stated, “Our unique multifaceted business model’s value is highlighted by the operating results of our dedicated and brokerage operations for this quarter and throughout last year. Our earnings have continued to be heavily pressured by the considerable duration and depth of the freight market recession’s oversupply and weak demand - and the cumulative impact of inflationary operating costs, freight rate reductions and freight network disruptions.”

“We remain focused on minimizing the freight market’s impact – and now the impact of the U.S. and global economies with the current trade policy volatility - while investing in and positioning our operations to capitalize on profitable organic growth opportunities, with fair compensation for our premium services, across each of our business segments.”

“We are pleased to recently be certified by the Truckload Carriers Association, or TCA, as a TCA Elite Fleet – 2025 Best Place to Drive.” The TCA partnered with the University of Denver’s Transportation and Supply Chain Institute to recognize North American for-hire truckload carriers that foster exceptional work environments, offer competitive compensation and implement innovative practices to support their drivers.

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of time and temperature-sensitive and dry truck-based transportation and distribution capabilities across Marten’s six distinct business platforms – Temperature-Sensitive and Dry Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth, including the impact of the freight market and U.S. and global economies with the current trade policy volatility, and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, Chief Executive Officer, Doug Petit, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31,	December 31,
(In thousands, except share information)	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,905	$17,267
Receivables:
Trade, net	95,250	89,992
Other	4,724	5,364
Prepaid expenses and other	22,621	25,888
Total current assets	162,500	138,511

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,199,378	1,198,737
Accumulated depreciation	(380,321)	(370,124)
Net property and equipment	819,057	828,613
Other noncurrent assets	1,775	1,633
Total assets	$983,332	$968,757

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,783	$25,781
Insurance and claims accruals	43,486	44,246
Accrued and other current liabilities	28,354	23,492
Total current liabilities	109,623	93,519
Deferred income taxes	105,824	107,034
Noncurrent operating lease liabilities	385	282
Total liabilities	215,832	200,835

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,493,424 shares at March 31, 2025, and 81,463,938 shares at December 31, 2024, issued and outstanding	815	815
Additional paid-in capital	53,073	52,941
Retained earnings	713,612	714,166
Total stockholders’ equity	767,500	767,922
Total liabilities and stockholders’ equity	$983,332	$968,757

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months
	Ended March 31,
(In thousands, except per share information)	2025	2024

Operating revenue	$223,152	$249,672

Operating expenses (income):
Salaries, wages and benefits	78,800	88,762
Purchased transportation	37,656	41,814
Fuel and fuel taxes	33,117	39,561
Supplies and maintenance	15,513	16,070
Depreciation	27,470	28,527
Operating taxes and licenses	2,417	2,575
Insurance and claims	13,377	11,657
Communications and utilities	2,279	2,371
Gain on disposition of revenue equipment	(1,665)	(1,171)
Other	8,329	7,256

Total operating expenses	217,293	237,422

Operating income	5,859	12,250

Other	(349)	(796)

Income before income taxes	6,208	13,046

Income taxes expense	1,873	3,400

Net income	$4,335	$9,646

Basic earnings per common share	$0.05	$0.12

Diluted earnings per common share	$0.05	$0.12

Dividends declared per common share	$0.06	$0.06

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	March 31,		March 31,	March 31,
(Dollars in thousands)	2025	2024	2025 vs. 2024	2025 vs. 2024
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$90,106	$95,022	$(4,916)	(5.2)%
Truckload fuel surcharge revenue	14,285	16,529	(2,244)	(13.6)
Total Truckload revenue	104,391	111,551	(7,160)	(6.4)

Dedicated revenue, net of fuel surcharge revenue	62,405	71,738	(9,333)	(13.0)
Dedicated fuel surcharge revenue	11,220	14,722	(3,502)	(23.8)
Total Dedicated revenue	73,625	86,460	(12,835)	(14.8)

Intermodal revenue, net of fuel surcharge revenue	10,268	13,281	(3,013)	(22.7)
Intermodal fuel surcharge revenue	1,849	2,691	(842)	(31.3)
Total Intermodal revenue	12,117	15,972	(3,855)	(24.1)

Brokerage revenue	33,019	35,689	(2,670)	(7.5)

Total operating revenue	$223,152	$249,672	$(26,520)	(10.6)%

Operating income/(loss):
Truckload	$(300)	$489	$(789)	(161.3)%
Dedicated	4,854	9,258	(4,404)	(47.6)
Intermodal	(855)	(194)	(661)	(340.7)
Brokerage	2,160	2,697	(537)	(19.9)
Total operating income	$5,859	$12,250	$(6,391)	(52.2)%

Operating ratio:
Truckload	100.3%	99.6%
Dedicated	93.4	89.3
Intermodal	107.1	101.2
Brokerage	93.5	92.4
Consolidated operating ratio	97.4%	95.1%

Operating ratio, net of fuel surcharges:
Truckload	100.3%	99.5%
Dedicated	92.2	87.1
Intermodal	108.3	101.5
Brokerage	93.5	92.4
Consolidated operating ratio, net of fuel surcharges	97.0%	94.3%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months
	Ended March 31,
	2025	2024
Truckload Segment:
Revenue (in thousands)	$104,391	$111,551
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,196	$3,996
Average tractors(1)	1,670	1,830
Average miles per trip	537	537
Non-revenue miles percentage(2)	11.2%	12.6%
Total miles (in thousands)	38,273	39,703

Dedicated Segment:
Revenue (in thousands)	$73,625	$86,460
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,846	$3,781
Average tractors(1)	1,262	1,459
Average miles per trip	308	329
Non-revenue miles percentage(2)	1.6%	1.1%
Total miles (in thousands)	25,236	29,080

Intermodal Segment:
Revenue (in thousands)	$12,117	$15,972
Loads	3,657	4,589
Average tractors	77	126

Brokerage Segment:
Revenue (in thousands)	$33,019	$35,689
Loads	20,416	20,061

At March 31, 2025 and March 31, 2024:
Total tractors(1)	3,040	3,406
Average age of company tractors (in years)	2.0	1.9
Total trailers	5,331	5,619
Average age of company trailers (in years)	5.4	4.8
Ratio of trailers to tractors(1)	1.8	1.6
Total refrigerated containers	786	787

	Three Months
	Ended March 31,
(In thousands)	2025	2024

Net cash provided by operating activities	$36,215	$45,722
Net cash (used for) investing activities	(8,413)	(20,249)
Net cash (used for) financing activities	(5,164)	(4,956)

Weighted average shares outstanding:
Basic	81,493	81,350
Diluted	81,508	81,437

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 82 and 96 tractors as of March 31, 2025 and 2024, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.